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                                                                EXHIBIT (c)(4)


                                  ACORDIA, INC.
                        DIRECTORS STOCK COMPENSATION PLAN

                         (As amended as of May __, 1995)


         Section 1. Plan Purpose. The purpose of this Plan is to promote the interests of the Company and its stockholders by permitting the Company's non-employee directors to acquire stock and increase their proprietary interest in the Company. By so doing, the Company seeks to attract, retain and motivate those highly talented individuals upon whose judgment, initiative, leadership and continuing efforts the success of the Company depends.

         Section 2. Definitions. The following definitions are applicable to this Plan:

         "Affiliate" has the meaning ascribed to that term in Rule 12b-2 under the Exchange Act.

         "Award" means a Retainer Award or an Incentive Award under this Plan.

         "Board of Directors" or "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the committee appointed by the Board of Directors to administer the Plan pursuant to Section 8 below.

         "Common Stock" means the Common Stock, par value $1.00 per share, of the Company.

         "Company" means Acordia, Inc., a Delaware corporation.

         "Election" means a written election to receive a Retainer Award in cash, Options or shares of Common Stock, made by an Eligible Director in accordance with Section 4(b) hereof.

         "Eligible Director" means a director of the Company who is not an officer of or otherwise employed by the Company or any of its Affiliates.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" of the Common Stock means the last sale price on the last trading day of the applicable Fiscal Quarter or Fiscal Year (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of

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one share of Common Stock on the New York Stock Exchange, or, if no such quotations are available, the fair market value on such date of one share of Common Stock as the Committee shall determine.

         "Fiscal Quarter" means a fiscal quarter of the Company with respect to which a Retainer Award is to be calculated or paid.

         "Fiscal Year" means a fiscal year of the Company with respect to which an Award is to be calculated or paid.

         "Holder" means a director or former director of the Company who owns Shares or Options of record and beneficially.

         "Incentive Award" has the meaning ascribed to that term in Section 5(a) below.

         "Option" means a non-qualified option to purchase one Share, granted pursuant to this Plan.

         "Plan" means the Acordia, Inc. Directors Stock Compensation Plan as set forth in this document, as amended from time to time.

         "Retainer Award" has the meaning ascribed to that term in Section 4(a) below.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means shares of the Common Stock that are issued pursuant to this Plan, all of which shall be duly authorized, validly issued, fully paid and nonassessable upon delivery thereof in accordance with this Plan.

         "Transfer" means to sell, give, assign, pledge, hypothecate, or in any way alienate or encumber, whether voluntarily, by operation of law, or otherwise.

         Section 3. Shares Subject to the Plan.

         (a) Subject to the provisions of Section 3(c) below, the aggregate number of shares of Common Stock that may be issued pursuant to Awards under this Plan shall not exceed one-half of one percent (0.5%) of the outstanding shares of Common Stock, determined as of January 1 of each year.

         (b) The Shares to be delivered under this Plan may be made available, at the Committee's discretion, either from authorized but unissued shares of Common Stock or from previously issued shares reacquired by the Company.

         (c) If the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional



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shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate adjustment shall be made in (i) the maximum number and kind of shares provided for in Section 3(a) above, (ii) the number and kind of shares subject to then outstanding Options and (iii) the exercise price for each share subject to then outstanding Options (without change in the aggregate exercise price as to which such Options are exercisable). Adjustments under this Section will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive.

         Section 4. Retainer Awards.

         (a) The Company shall, within 30 days after the beginning of each Fiscal Quarter (subject to Section 7(d) below) pay to each director of the Company who was an Eligible Director on the first day of such Fiscal Quarter a retainer award with respect to such Fiscal Quarter (a "Retainer Award") in the amount of $3,000.

         (b) (i) Each Eligible Director may make an Election to receive his or her Retainer Awards in either cash, Options or Shares, by delivering a completed Form of Election (in substantially the form set forth on Exhibit A attached hereto) to the Secretary of the Company at any time during the first six months of any Fiscal Year. Any Election so made shall become effective on the first day of the next succeeding Fiscal Year and shall remain irrevocably in effect for that entire Fiscal Year, and for each succeeding Fiscal Year thereafter unless and until such Eligible Director shall have made a new Election for any such succeeding Fiscal Year in accordance with this Section 4(b)(i).

         (ii) Notwithstanding Section 4(b)(i), upon first becoming a Director, an Eligible Director may make his or her first Election by delivering a completed Form of Election to the Secretary of the Company at any time during the first 30 days after the effective date of his or her election to the Board. Any Election so made shall become effective six months and one day after the date of such Election and shall remain irrevocably in effect until the end of the Fiscal Year during which such Election becomes effective, and for each succeeding Fiscal Year thereafter unless and until such Eligible Director shall have made a new Election for any such succeeding Fiscal Year in accordance with
Section 4(b)(i).

         (c) If an Eligible Director has not made an effective Election to receive Retainer Awards in cash or Shares, or has made an effective Election to receive Retainer Awards in Options, then each Retainer Award shall be payable in that number of Options which equals approximately three (3) times the number of shares of Common Stock having an aggregate Fair Market Value equal to $3,000.



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         (d) If an Eligible Director has made an effective Election to receive
Retainer Awards in Shares, then each Retainer Award shall be payable in that number of shares of Common Stock having an aggregate Fair Market Value equal to $3,000.

         Section 5. Incentive Awards.

         (a) In addition to Retainer Awards, meeting fees and other compensation, if any, payable to each Eligible Director, the Company shall, within 120 days after the end of each Fiscal Year (subject to Section 7(d) below), pay to each director of the Company who was an Eligible Director on the last day of such Fiscal Year, an award with respect to such Fiscal Year (an "Incentive Award") in an amount to be determined in accordance with the formula set forth in Exhibit B attached hereto and incorporated by reference herein; provided, however, that if such Eligible Director was not an Eligible Director on the first day of such Fiscal Year, the Incentive Award payable to such Eligible Director shall be in an amount equal to the product of (i) the Incentive Award that would be payable to a director who was an Eligible Director throughout such Fiscal Year, and (ii) a fraction, the numerator of which is the number of days in such Fiscal Year on which such director was an Eligible Director and the denominator of which is the number 365.

         (b) Each Incentive Award shall be payable in that number of Options which equals approximately three (3) times the number of shares of Common Stock having an aggregate Fair Market Value equal to the amount of such Incentive Award.

         Section 6. Terms of Options.

         (a) The exercise price of each Option shall be 100% of the Fair Market Value of one share of Common Stock.

         (b) Each Option may be exercised at any time after the date of issuance thereof and prior to the 10th anniversary of the date of issuance thereof, subject to earlier termination of such Option as follows:

                (i) This clause (i) shall apply solely to each Option that is issued after November __, 1994 and prior to May __, 1995, for a period of six months and one day after the date of issuance thereof (and no such Option may be exercised during such period): In the event that a Director ceases to be an Eligible Director for any reason, each Option held by the Director shall immediately terminate; provided, however, that the Director may, during the following three-month period, exercise such Option to the extent he was entitled to exercise the Option at that date he ceased to be an Eligible Director; and provided, further, that if the Director ceased to be an Eligible Director due to death or total and permanent disability (as determined by the Committee), the Director (or his or her legal representative or Estate) may, during the 12-month period following such death or disability, exercise such Option to the



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         extent the Director was entitled to exercise the Option at the date of such death or disability.

               (ii) This clause (ii) shall apply to all Options that are not subject to clause (i) above (and to all Options that are subject to clause (i) above upon expiration of the period set forth in the introductory clause thereof): Each Option shall terminate on the date that is (A) 12 months after the date that the Director ceases to be a member of the Board due to death or total and permanent disability (as determined by the Committee) or (B) five years after the date that the Director ceases to be a member of the Board for any other reason.

              (iii) Upon dissolution or liquidation of the Company, or upon a reorganization, merger, consolidation or sale of securities of the Company with or to one or more corporations as a result of which the Company is not the surviving corporation or becomes a subsidiary of a company other than Associated Insurance Companies, Inc., or upon the sale of all or substantially all of the assets of the Company, all Options shall terminate as of a date to be fixed by the Committee; provided, however, that each Holder shall receive written notice of such date at least 20 business days in advance, and shall have the right during such period to exercise his Options as to all or part of the Shares covered thereby.

               (iv) Notwithstanding any provision of this Plan, each Option shall terminate on the 10th anniversary of the date of issuance thereof.

         (c) Any exercise of an Option shall be effected by delivery to the Secretary of the Company of a written notice of such exercise, which shall specify the number of Shares as to which the Option is being exercised and be accompanied by full payment of the exercise price therefor. Upon the exercise of an Option, the exercise price shall be payable to the Company in full in cash and/or, in the Committee's discretion, by delivery to the Company of shares of Common Stock. Any shares so assigned and delivered to the Company in payment of the exercise price shall be valued at their Fair Market Value.

         (d) As a condition to the receipt of any Option hereunder, the Eligible Director shall execute an Option Agreement in substantially the form set forth on Exhibit C attached hereto, and containing such other provisions as the Committee may deem appropriate. Except as otherwise set forth in such Agreement, all of the terms and conditions of the Options and the Shares issuable thereunder shall be as set forth in this Plan.



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         Section 7. Restrictions on Transfer; Etc.

         (a) No Option or any right thereunder may be Transferred other than by will or under the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. Any Transfer of an Option in violation of this Plan shall be void.

         (b) No Share issued pursuant to this Plan may be Transferred (other than by will or under the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code) prior to the date that is six months and one day after the date of issuance thereof or, in the case of Shares issued upon the exercise of an Option, the date that is six months and one day after the date of issuance of such Option.

         (c) No Share issued pursuant to this Plan may be resold or otherwise Transferred by any Holder who is an "affiliate" of the Company, as defined in Rule 144 under the Securities Act, except in compliance with such Rule or pursuant to an effective registration statement under the Securities Act* and compliance with applicable state securities laws, or pursuant to an opinion of counsel in form and substance satisfactory to the Company that such sale or other Transfer is exempt from such registration and compliance.

         (d) The issuance or exercise of any Option and the issuance or delivery of any Shares may be postponed by the Company for such period as may be necessary or desirable to comply with any applicable requirements under federal or state securities laws, any applicable listing requirements of any national securities exchange or requirements under any other law or regulation applicable thereto, and the Company shall not be obligated to issue any Option or issue or deliver any Shares if the issuance or delivery thereof would constitute a violation of, or an undue burden under, any provision of any law or regulation of any governmental authority or any national securities exchange.

         Section 8. Administration, Amendment and Termination.

         (a) This Plan shall be administered by the Committee, which shall consist of two or more persons appointed by the Board of Directors. The Committee shall



-------------------------------
* Note: The effectiveness of a registration statement on Form S-8 covering the Shares would not satisfy this condition that any secondary offering by an "affiliate," otherwise than pursuant to Rule 144, must be made pursuant to an effective registration statement under the Securities Act. Any such secondary offering must be made pursuant to a separate registration statement with respect to that particular offering.



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consist of such persons, and this Plan shall be administered in such manner, as shall be required to satisfy the requirements of Rule 16b-3 under the Exchange Act.

         (b) The Committee shall have the authority to interpret and administer this Plan, to prescribe, amend, and rescind rules and regulations relating hereto, and to exercise such powers as are necessary or appropriate for it to carry out its functions hereunder. The actions and determinations of the Committee will be final and binding upon all parties. The Committee may delegate to one or more agents who are not Eligible Directors such administrative duties as it may deem advisable.

         (c) The Board or the Committee has the power to amend, suspend, or terminate this Plan; provided, however, that neither the definition of Eligible Director, Sections 4 or 5 hereof nor Exhibit B attached hereto shall be amended more than once every six months, other than to comport with changes in the Code or the rules hereunder; and provided, further, that any amendment requiring stockholder approval in order to maintain the exemption of the Plan under Rule 16b-3 under the Exchange Act, as in effect from time to time, shall be subject to approval of the stockholders of the Company in the manner required by such Rule.

         (d) No stockholder of the Company, member of the Board or the Committee, or any of their agents or designees will be liable for any action or determination made in good faith by any of them with respect to the Plan or any transaction arising under the Plan.

         Section 9. No Right to Continued Directorship. Nothing in this Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection as a director by the stockholders of the Company.

         Section 10. Effective Date. This Plan has been approved by the Board of Directors and the Company's stockholders, and first became effective January 1, 1990.



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                                                                       Exhibit A

                                Form of Election

                                  ACORDIA, INC.
                        DIRECTORS STOCK COMPENSATION PLAN

                             RETAINER AWARD ELECTION

         Subject to and in accordance with the terms and conditions of the Acordia, Inc. Directors Stock Compensation Plan (the "Plan"), I hereby elect to receive my Retainer Awards in:

____  Cash              ____ Options               ____ Shares of Common Stock

         If I have elected to receive my Retainer Awards in Shares of Common Stock, I hereby represent and agree that:

         (a) I have received and carefully reviewed a copy of the Plan; all capitalized terms used herein have the meanings given to them in the Plan; and, except to the extent set forth herein, all of the terms and conditions of the Retainer Award and the Shares are contained in the Plan and there are no other agreements, written or oral, with respect thereto.

         (b) I understand that no Shares may be Transferred prior to the date that is six months and one day after the date of issuance thereof, other than by will or under the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, and that there may be further restrictions on the Transfer of the Shares if I am an "affiliate" of the Company as defined in Rule 144 under the Securities Act.

         IN WITNESS WHEREOF, I have signed this Election and delivered it to the Secretary of the Company on the date written below.


                                                     ---------------------
                                                     Signature


                                                     ---------------------
                                                     Name Printed


                                                     ---------------------
                                                     Date





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         NOTE: Unless you are a new Director, this Election must be completed and delivered to the Secretary of the Company prior to June 30 of the Fiscal Year in order to be effective for the next Fiscal Year. It will remain effective for at least one full Fiscal Year, and for each succeeding Fiscal Year unless and until a new Election is properly made in accordance with the terms and conditions of the Plan.



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                                                                       Exhibit B


                  FORMULAS FOR CALCULATION OF INCENTIVE AWARDS


         The following formulas set forth the basis of the computation of the Incentive Award with respect to the Fiscal Year ended December 31, 199_, that would be payable to a director of the Company who was an Eligible Director throughout such Fiscal Year:


Net Income Formula                                            Incentive Award
------------------                                            ---------------










         This Exhibit B has been adopted by the Committee and shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules thereunder.



                                                      By:
                                                           --------------------
                                                           For the Committee

                                                      Date:
                                                           --------------------





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                                                                       Exhibit C


                            Form of Option Agreement


         AWARD AGREEMENT (this "Agreement"), dated as of _____________ __, 199_, between Acordia, Inc., a Delaware corporation (the "Company"), and __________________________ (the "Holder").


                              W I T N E S S E T H:


         WHEREAS, as the date hereof, the Holder has been granted an Award in the form of options ("Options") to purchase shares (the "Shares") of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), pursuant to the Acordia, Inc. Directors Stock Compensation Plan (the "Plan," a copy of which is attached hereto as Exhibit A); and

         WHEREAS, the parties desire by this Agreement to document the grant of the Options, but intend that, except to the extent set forth herein, all of the terms and conditions of the Award, the Options and the Shares shall be as contained in the Plan.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Plan, the parties hereto hereby agree as follows:

         1. The Grant. Subject to the terms and conditions set forth herein and in the Plan, as of the date hereof, the Company hereby grants to the Holder Options to purchase __________ Shares at the exercise price of $_________ per Share (the "Exercise Price"), subject to adjustment in certain events as set forth in the Plan, as [a Retainer Award for the Fiscal Quarter commencing _____________________] or [an Incentive Award with respect to the Fiscal Year-ended ________________]. The Options are not intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

         2. Exercise: Subject to the terms and conditions set forth herein and in the Plan, the Options may be exercised by the Holder at any time after the date of this Agreement, and prior to the 10th anniversary of the date of this Agreement, subject to termination of the Options as set forth in the Plan. Any exercise of Options shall be effected in the manner set forth in the Plan.

         3. Representations and Warranties of Holder. The Holder represents and warrants to the Company that: (a) he has received and carefully reviewed a copy of the Plan; and (b) he understands that no Shares issued upon exercise of the Options may be Transferred prior to the date that is six months and one day after the date of this Agreement, other than by will or under the laws of descent and distribution or



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pursuant to a qualified domestic relations order as defined by the Code, and that there may be further restrictions on the Transfer of the Shares if I am an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

         4. Plan Controlling. The parties agree that, except to the extent set forth herein, all of the terms and conditions of the Award, the Options and the Shares are contained in the Plan and there are no other agreements, written or oral, with respect thereto. Neither anything in the Plan or this Agreement, nor receipt of the Shares, shall be deemed to create any obligation on the part of the Company's Board of Directors to nominate the Holder for election or reelection as a director by the stockholders of the Company.

         5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first hereinabove written.


                                           ACORDIA, INC.


                                       By:
                                          ---------------------------
                                             Name:
                                             Title:


                                          ---------------------------
                                                   Holder






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